Exhibit 99.(17)

PRUDENTIAL INVESTMENT PORTFOLIOS 18
PGIM Jennison 20/20 Focus Fund
655 Broad St, Newark, New Jersey 07102-4077

SPECIAL MEETING OF SHAREHOLDERS — April 13, 2021

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF PRUDENTIAL INVESTMENT PORTFOLIOS 18 (“PIP 18”) WITH RESPECT TO PGIM JENNISON 20/20 FOCUS FUND (THE “20/20 FOCUS FUND”), A SERIES OF PIP 18.  The undersigned hereby appoints Claudia DiGiacomo, Patrick McGuinness, Debra Rubano, and Diana Huffman as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of beneficial interest of the 20/20 Focus Fund held of record by the undersigned on January 13, 2021, at the Meeting to be held on April 13, 2021 or any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE REFER TO THE PROXY STATEMENT DATED [JANUARY 21], 2021 FOR DISCUSSION OF THE PROPOSAL. THE PROXY STATEMENT IS AVAILABLE ON THE 20/20 FOCUS FUND’S WEBSITE AT WWW.PGIMINVESTMENTS.COM/FUNDUPDATES.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

This voting card is valid only when signed and dated. If you simply sign and date the proxy card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or postponement or adjournment of the Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to Website www.proxyvote.com

3) Follow the instructions provided on website.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the Proxy Card below.

3) Sign and date the Proxy Card.

4) Return the Proxy Card in the envelope provided.

TO REGISTER TO ATTEND AND VOTE AT THE VIRTUAL MEETING

1) Go to https://www.viewproxy.com/PGIMJennisonFocusFund/broadridgevsm

2) Follow the instruction

If you vote by Telephone or Internet, you do not have to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PGIM JENNISON 20/20 FOCUS FUND

Please fill in box as shown using black or blue ink or number 2 pencil. ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of Prudential Investment Portfolios 18 recommends voting FOR the Proposal.

	FOR	AGAINST	ABSTAIN
Proposal 1

To approve a Plan of Reorganization whereby all of the assets and liabilities of PGIM Jennison 20/20 Focus Fund, a series of Prudential Investment Portfolios 18, will be transferred to, and assumed by, PGIM Jennison Focused Growth Fund, a series of Prudential Investment Portfolios 3, in exchange for shares of PGIM Jennison Focused Growth Fund and the cancellation of all of the shares of PGIM Jennison 20/20 Focus Fund, and PGIM Jennison 20/20 Focus Fund will be dissolved.

	☐	☐	☐

If this proxy card is signed and returned with no choices indicated, the shares will be voted for the proposal.

Dated:

Signature	(Sign in the Box)